EXHIBIT 4

		      THIRD AMENDMENT
			    TO
		     RIGHTS AGREEMENT
		  DATED AS OF JUNE 1, 1988
			  BETWEEN
	      BROWNING-FERRIS INDUSTRIES, INC.
			    AND
	FIRST CHICAGO TRUST COMPANY OF NEW YORK
		AS SUCCESSOR RIGHTS AGENT

Browning-Ferris Industries, Inc., a Delaware corporation (the "Company") and Texas Commerce Bank National Association, a national banking corporation entered into a Rights Agreement, dated as of June 1, 1988 (the "Rights Agreement"). Unless otherwise defined, all terms used herein shall have the meaning set forth in the Rights Agreement. On March 1, 1989, the Company, Texas Commerce Bank National Association and Morgan Shareholder Services Trust Company ("MSSTC") entered into a First Amendment to the Rights Agreement, whereby MSSTC, or its successor in interest, became the successor Rights Agent. First Chicago Trust Company of New York (the "Rights Agent") became the successor in interest to MSSTC.

1. The Company and the Rights Agent hereby enter into this Third Amendment to the Rights Agreement, whereby the Rights Agreement is hereby amended as follows: (i) the percentage "20%" shall be inserted instead of the percentage "10%" in
	Section 1(r), and (ii) the percentage "30%" shall be inserted instead of the percentage "15%" in Sections 3(a)(i) and 11(a)(ii)(C).

2. All other provisions of the Rights Agreement continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third
Amendment to the Rights Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, as of the 20th day of February, 1996.

ATTEST:                               BROWNING-FERRIS INDUSTRIES, INC.

     /s/ Eileen B. Schuler                  /s/ Gerald K. Burger
By:________________________             By:__________________________
	 Eileen B. Schuler                      Gerald K. Burger
Title:   Assistant Secretary            Title:  Vice President


ATTEST:                                      FIRST CHICAGO TRUST
					     COMPANY OF NEW YORK

     /s/ Kathleen D. Whelply                /s/ Charles D. Keryc
By:__________________________           By:__________________________
	 Kathleen D. Whelply                    Charles D. Keryc
Title:   Asst. Vice President           Title:  Vice President